                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 for Triarc Companies, Inc. of our report dated February 18, 2003, except for Note 16 as to which the date is March 25, 2003, relating to the consolidated financial statements of Encore Capital Group, Inc. as of and for the years ended
December 31, 2002 and 2001 appearing in the 2002 Annual Report on Form 10-K for Triarc Companies, Inc.

/s/ BDO Seidman, LLP

Costa Mesa, California
November 21, 2003